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                                                              Exhibit 10.13.8


       Amendment No. 8 to the General Agreement for Purchase of Personal
                  Communications Systems and Services Between
               TeleCorp PCS, Inc., and Lucent Technologies Inc.


     This is the Eight amendment ("Amendment No. 8") to the General Agreement for the Purchase of Personal Communications Systems and Services ("General Agreement"), Contract No. LNM980501JATEL between TeleCorp PCS, Inc., a Delaware corporation (hereinafter referred to as "Customer" or "TeleCorp"), and Lucent Technologies Inc. ("Seller" or "Lucent"), a Delaware corporation, and is entered
into as of July 1, 1999.   Capitalized terms not defined herein shall have the
meaning given to such terms in the General Agreement.

     WHEREAS, the undersigned parties have previously entered into the General Agreement effective May 12, 1998; and

     WHEREAS, the undersigned parties now wish to modify the General Agreement as stated in this Amendment.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree to modify the General Agreement as follows:

1. Customer hereby commits to purchase from Lucent the following additional Products, Licensed Materials and Services for eight hundred (800) TDMA PCS Base Stations and four (4) MSC switching complexes for adding New Markets identified as Wisconsin and Iowa. The pricing summary is more fully described in Attachment A Amendment #8 - TeleCorp Wisconsin-Iowa Swapout, Attachment B -TeleCorp Base Station Packages, and Attachment C - TeleCorp PCS Switch Summary Wisconsin-Iowa Model attached to this Amendment #8 and incorporated herein.

2. The Wisconsin market commitment consists of the following two equipment deals:

     1) A commitment to swapout the existing Industar PCS equipment, which consists of Hughes supplied TDMA PCS base station equipment and one (1) Alcatel switching complex, with seventy-five (75) Lucent TDMA PCS base stations and one (1) Lucent MSC switching complex provided at no charge as detailed in Attachments A, B, and C to this amendment.
     2) A commitment to swapout the existing Airadigm PCS Inc. equipment, which consists of Ericsson supplied GSM PCS base station equipment and one (1) switching complex, with one hundred twenty-five (125) Lucent TDMA PCS base stations and one (1) Lucent MSC switching complex provided at no charge as detailed in Attachments A, B, and C to this Amendment #8.
     3) If the Airadigm PCS Inc. equipment is not swapped out and does become part of the deal, due to pending bankruptcy hearings and rulings, a new deal structure will have to be created to address those specific licensed properties.

3. As stated above in #2, Lucent will provide two hundred (200) TDMA PCS base stations and two (2) MSC switching complexes as part of the Wisconsin swapout. In addition, Lucent will also provide equipment credits in the amount of two million dollars ($2,000,000) in exchange for the Hughes TDMA PCS swapout equipment and eight million dollars ($8,000,000) in exchange for the Airadigm PCS Ericsson GSM swapout equipment. Lucent and/or it's third party agent will conduct the removal of the swapout equipment.

4.   The Iowa market commitment consists of the following:
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     1) A commitment to purchase Lucent base station equipment and one (1)
     Lucent MSC switching complex. TeleCorp will purchase all of the associated base station equipment and Lucent will supply the MSC switching complex at no charge as detailed in Attachments A, B, and C to this Amendment #8.

5. In addition, as part of the Wisconsin and Iowa deal, Lucent will also provide one (1) MSC switching complex for the Evansville, IN market at no charge as detailed in Attachments A, B, and C to this Amendment #8.

6. The Wisconsin and Iowa deal includes free initial Optional Software ($4,000,000) and free Annual Maintenance Fees for two (2) of the four (4) MSC switching complexes. In addition, all base station and switching Annual Maintenance Fees for all of TeleCorp's Lucent equipment have been restructured as detailed in Attachment A.

7. Sub-Section 1.4 MINIMUM MARKET COMMITMENT is hereby amended by adding "Wisconsin and Iowa; Further, Customer shall purchase its five-year infrastructure needs for Products, Licensed Materials and Services exclusively from Seller for these markets."

8. Sub-Section 1.10.1.1.10 Market Incentives is hereby amended by adding the following:

9. Except as modified by this Amendment, all terms and conditions of the General Agreement, as amended, shall be fully applicable to this Amendment.

10. Deference shall be granted to this Amendment hereto in the event of a conflict between this Amendment and the General Agreement.


     IN WITNESS WHEREOF, the parties have caused this Amendment No. 8 to be executed by their duly authorized representative on the date(s) indicated.

TeleCorp PCS, Inc.                      Lucent Technologies Inc.

By: /s/ Thomas H. Sullivan              By: /s/ Lucent Technologies Inc.
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Name: Thomas H. Sullivan                Name:
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Title: Executive Vice President         Title:
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       and Chief Financial
      -------------------------
       Officer
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Date:                                   Date:
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